FILED PURSUANT TO RULE 424(b)(3)
REGISTRATION NO. 333-62952
Prospectus Supplement No. 2 dated November 1, 2005 to Prospectus dated June 13, 2001
CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED
Dividend Reinvestment and Share Purchase Plan
5,000,000 Shares
     This Supplement is part of, and should be read in conjunction with, the Prospectus dated June 13, 2001.
SUPPLEMENT FOR OHIO INVESTORS
Question 9 of the Prospectus is hereby supplemented by adding the following new paragraph before Question 10:
Ohio investors may only participate in the plan through reinvestment of distributions, and are not eligible to purchase shares with voluntary cash investments.